UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2007

KEY HOSPITALITY ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	6770	20-2742464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Becker Farm Road
Roseland, New Jersey 07068
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (973) 992-3707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosure set forth below under Item 1.02 of this Current Report on Form 8-K is hereby incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement.

On October 2, 2007, Key Hospitality Acquisition Corporation (“Key Hospitality”), Cay Clubs, Inc., a wholly owned subsidiary of Key Hospitality (“Parent”), Key Merger Sub LLC, a wholly owned subsidiary of Parent (“Key Merger Sub”), Key Merger Sub Inc., a wholly owned subsidiary of Parent (“New Key Merger Sub”), Cay Clubs LLC (“Cay Clubs”) and the members of Cay Clubs entered into an agreement to mutually terminate the Amended and Restated Agreement and Plan of Merger, dated August 2, 2007, by and among such parties (the “Merger Agreement”). The decision to terminate was based on the deterioration of Cay Clubs' market in Florida, the liquidity problems it is facing and the recent unavailability of jumbo mortgages to potential condo-hotel buyers which made it highly unlikely that certain closing conditions contained in the Merger Agreement could be met. Under the terms of the Termination and Release Agreement (the “Termination Agreement”), the parties agreed to release any and all claims they may have against the other.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Because of the termination of the Merger Agreement with Cay Clubs and given that, pursuant to its charter and the terms of its initial public offering, Key Hospitality is not permitted to pursue any other transactions, Key Hospitality will shortly begin the process of liquidating and dissolving itself in accordance with its charter and applicable law. As a result, it expects that the amounts held in its trust account, together with interest (net of applicable taxes), will be returned to Key Hospitality’s public stockholders. No payments will be made in respect of Key Hospitality's outstanding warrants or to any of its initial stockholders with respect to the shares owned by them prior to the initial public offering. Key Hospitality intends to prepare and mail to its stockholders a proxy statement seeking approval to effect the liquidation and dissolution.

The Company issued a press release on October 3, 2007 disclosing, among other things, the termination of the Merger Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

 Exhibit No.        Description

10.1 Termination and Mutual Release Agreement, dated October 2, 2007, by and among Key Hospitality, Cay Clubs, Inc., Key Merger Sub LLC, Key Merger Sub Inc. and Cay Clubs LLC

99.1 Press release, dated October 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY HOSPITALITY ACQUISITION CORPORATION

Dated: October 3, 2007
/s/ Jeffrey S. Davidson
Jeffrey S. Davidson
Co-Chairman and Chief Executive Officer